Citigroup Global Markets Holdings Inc.	June 5, 2018 Medium-Term Senior Notes, Series N Pricing Supplement No. 2018—USNCH1207 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-216372 and 333-216372-01

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

▪	Variable coupon. The securities will pay interest at a fixed rate of 14.00% per annum for the first year following issuance. After the first year, contingent interest will accrue on the securities during each monthly accrual period at a rate based on the 30-year CMS rate minus the 2-year CMS rate (referred to as the “CMS spread”), but only for each elapsed day during that monthly period on which the accrual condition is satisfied. The accrual condition will be satisfied on an elapsed day only if the closing levels of each of the S&P 500® Index, the Russell 2000® Index and the the EURO STOXX 50® Index on that day are greater than or equal to their respective accrual barrier levels specified below. Accordingly, the amount of interest payable for each quarterly accrual period will be contingent on four different variables: (i) the size of the CMS spread; (ii) the level of the S&P 500® Index; (iii) the level of the Russell 2000® Index; and (iv) the level of the EURO STOXX 50® Index. The amount of interest payable on the securities may be adversely affected by adverse movements in any one of these variables, regardless of the performance of the others. It is possible that the securities will pay low or no interest for extended periods of time or even throughout the entire term after the first year.

▪	Call right. We have the right to call the securities for mandatory redemption on any coupon payment date beginning two years after the issue date.

▪	Contingent repayment of principal at maturity. If we do not redeem the securities prior to maturity, your payment at maturity (excluding the final interest payment, if any) will depend on the closing level of the worst performing underlying index on the final valuation date. If the closing level of the worst performing underlying index is greater than or equal to its final barrier level specified below, you will be repaid the stated principal amount of your securities at maturity. However, if the closing level of the worst performing underlying index on the final valuation date is less than its final barrier level, you will lose 1% of the stated principal amount of your securities for every 1% by which the worst performing underlying index has depreciated from its initial index level. There is no minimum payment at maturity.

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Aggregate stated principal amount:	$5,000,000
Stated principal amount:	$1,000 per security
Underlying indices:	S&P 500® Index, Russell 2000® Index and EURO STOXX 50® Index
Pricing date:	June 5, 2018
Issue date:	June 8, 2018. See “Supplemental Plan of Distribution” in this pricing supplement for additional information.
Final valuation date:	June 3, 2038, subject to postponement if such date is not a scheduled trading day or if a market disruption event occurs on that date with respect to any of the underlying indices
Maturity date:	Unless earlier redeemed, June 8, 2038
Payment at maturity:

Unless earlier redeemed, at maturity you will receive, for each $1,000 stated principal amount of securities you hold (in addition to the final coupon payment, if any):

 • If the final index level of the worst performing underlying index is greater than or equal to its final barrier level: $1,000

 • If the final index level of the worst performing underlying index is less than its final barrier level: $1,000 × the index performance factor of the worst performing underlying index

If the final index level of the worst performing underlying index is less than its final barrier level, your payment at maturity will be less, and possibly significantly less, than $500.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment.

Coupon payments:

On each coupon payment date occurring during the first year following issuance of the securities, the securities will pay a fixed coupon of 14.00% per annum, regardless of the CMS spread or the levels of the underlying indices.

On each coupon payment date after the first year (beginning in September 2019), you will receive a coupon payment at an annual rate equal to the variable coupon rate for that coupon payment date. The variable coupon rate for any coupon payment date after the first year will be determined as follows:

	relevant contingent rate per annum ×	number of accrual days during the related accrual period
number of elapsed days during the related accrual period
Each monthly coupon payment per security will be equal to (i) $1,000.00 multiplied by the applicable coupon rate per annum divided by (ii) 12. If the number of accrual days in a given accrual period is less than the number of elapsed days in that accrual period, the variable coupon rate for the related coupon payment date will be less than the full relevant contingent rate, and if there are no accrual days in a given accrual period, the variable coupon rate for the related coupon payment date will be 0.00%.
Relevant contingent rate:

The relevant contingent rate for any coupon payment date after the first year following issuance of the securities means:

20.00 × the CMS spread (as of the CMS reference determination date for the related accrual period), subject to a minimum relevant contingent rate of 0.00% per annum and a maximum relevant contingent rate of 14.00% per annum.

If the CMS spread for any accrual period is less than or equal to 0.00%, the relevant contingent rate for that accrual period will be 0.00% and you will not receive any coupon payment on the related coupon payment date. The relevant contingent rate will in no event exceed 14.00% per annum.

Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue Price(1)(2)	Underwriting Fee	Proceeds to Issuer
Per security:	$1,000.00	$24.80(2)	$971.00
$4.20(3)
Total:	$5,000,000.00	$145,000.00	$4,855,000.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $894.80 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $29.00 for each $1,000 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $24.80 for each $1,000 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $4.20 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-6.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the following hyperlinks:

Product Supplement No. IE-05-05 dated April 7, 2017         Underlying Supplement No. 6 dated April 7, 2017

Prospectus Supplement and Prospectus each dated April 7, 2017

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

KEY TERMS (CONTINUED)
Coupon payment dates:	The 8th day of each March, June, September and December, beginning on September 8, 2018, except that the final coupon payment date will be the maturity date (or the earlier date on which we redeem the securities, if applicable)
Accrual period:	For each coupon payment date after the first year following issuance of the securities, the period from and including the immediately preceding coupon payment date to but excluding such coupon payment date
CMS spread:	On any CMS reference determination date, CMS30 minus CMS2, each as determined on that CMS reference determination date
CMS 30:	The 30-year constant maturity swap rate (see “Information About the CMS spread” below)
CMS 2:	The 2-year constant maturity swap rate (see “Information About the CMS spread” below)
CMS reference determination date:	For any accrual period commencing on or after June 8, 2019, the second U.S. government securities business day prior to the first day of that accrual period
Accrual day:	An elapsed day on which the accrual condition is satisfied
Elapsed day:	Calendar day
Accrual condition:	The accrual condition will be satisfied on an elapsed day if, and only if, the closing levels of each of the underlying indices are greater than or equal to their respective accrual barrier levels on that elapsed day. For purposes of determining whether the accrual condition is satisfied on any elapsed day, if the closing level of any of the underlying indices is not available for any reason on that day (including weekends and holidays), the closing level of such underlying index will be assumed to be the same as on the immediately preceding elapsed day (subject to the discussion in the section “Description of the Securities—Terms Related to the Underlying Index—Discontinuance or Material Modification of the Underlying Index” in the accompanying product supplement). In addition, for all elapsed days from and including the fourth-to-last day that is a scheduled trading day for each underlying index in an accrual period to and including the last elapsed day of that accrual period, the closing levels of the underlying indices will not be observed and will be assumed to be the same as on the elapsed day immediately preceding such unobserved days.
Worst performing underlying index:	The underlying index with the lowest index performance factor on the final valuation date.
Initial index level:

For the S&P 500® Index: 2,748.80, the closing level of the S&P 500® Index on the pricing date

For the Russell 2000® Index: 1,664.625, the closing level of the Russell 2000® Index on the pricing date

For the EURO STOXX 50® Index: 3,456.79, the closing level of the EURO STOXX 50® Index on the pricing date

Final index level:	For each underlying index, its closing level on the final valuation date
Final barrier level:

For the S&P 500® Index: 1,374.400, 50.00% of the initial index level of the S&P 500® Index

For the Russell 2000® Index: 832.313, 50.00% of the initial index level of the Russell 2000® Index

For the EURO STOXX 50® Index: 1,728.395, 50.00% of the initial index level of the EURO STOXX 50® Index

Accrual barrier level:

For the S&P 500® Index: 1,374.400, 50.00% of the initial index level of the S&P 500® Index

For the Russell 2000® Index: 832.313, 50.00% of the initial index level of the Russell 2000® Index

For the EURO STOXX 50® Index: 1,728.395, 50.00% of the initial index level of the EURO STOXX 50® Index

Index performance factor:	For each underlying index, its final index level divided by its initial index level.
Early redemption:	We have the right to redeem the securities, in whole and not in part, monthly on any coupon payment date on or after June 8, 2020 upon not less than five business days’ notice for an amount in cash equal to 100% of the stated principal amount of your securities plus the coupon payment due on the date of redemption, if any.
CUSIP / ISIN:	17324CVW3 / US17324CVW36

June 2018	PS-2

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect the amount of any variable monthly coupon payment you receive and your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Terms Related to the Underlying Index—Discontinuance or Material Modification of the Underlying Index” and “Description of the Securities—Terms Related to the Underlying Index—Consequences of a Market Disruption Event; Postponement of the Final Valuation Date,” and not in this pricing supplement. In addition, the accompanying underlying supplement contains important disclosures regarding the underlying indices that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Although the accompanying product supplement contemplates only a single underlying index, the securities are linked to three underlying indices. Each of the provisions in the accompanying product supplement referring to the underlying index shall apply separately to each of the underlying indices to which the securities are linked.

Postponement of the final valuation date. If the scheduled final valuation date is not a scheduled trading day for any of the underlying indices or if a market disruption event occurs with respect to any underlying index on the scheduled final valuation date, the final valuation date will be subject to postponement as described in the accompanying product supplement in the section “Description of the Securities—Terms Related to the Underlying Index—Consequences of a Market Disruption Event; Postponement of the Final Valuation Date.” If the scheduled final valuation date is postponed, the closing level of each underlying index in respect of the final valuation date will be determined based on (i) for any underlying index for which the originally scheduled final valuation date is a scheduled trading day and as to which a market disruption event does not occur on the originally scheduled final valuation date, the closing level of such underlying index on the originally scheduled final valuation date and (ii) for any other underlying index, the closing level of such underlying index on the final valuation date as postponed (or, if earlier, the first scheduled trading day for such underlying index following the originally scheduled final valuation date on which a market disruption event did not occur with respect to such underlying index).

June 2018	PS-3

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Hypothetical Examples

The table below presents examples of the hypothetical variable coupon rate after the first year following issuance of the notes based on a limited number of hypothetical relevant contingent rates and a limited number of hypothetical accrual days during a hypothetical accrual period. For illustrative purposes only, the table assumes an accrual period that contains 30 elapsed days and that the notes have not previously been redeemed. The actual coupon payment for any coupon payment date after the first year will depend on the actual number of accrual days and elapsed days during the related accrual period and the actual CMS spread on the CMS reference determination date for that accrual period. The variable coupon rate for each accrual period will apply only to that accrual period. The figures below have been rounded for ease of analysis.

Hypothetical CMS Reference Index*	Hypothetical Relevant Contingent Rate per Annum**	Hypothetical Variable Coupon Rate per Annum***
		Hypothetical Number of Accrual Days per Monthly****
		0	5	10	15	20	25	30
-2.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
-1.75%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
-1.50%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
-1.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
-0.75%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
-0.50%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
-0.25%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
0.25%	5.00%	0.00%	0.83%	1.67%	2.50%	3.33%	4.17%	5.00%
0.50%	10.00%	0.00%	1.67%	3.33%	5.00%	6.67%	8.33%	10.00%
0.70%	14.00%	0.00%	2.33%	4.67%	7.00%	9.33%	11.67%	14.00%
0.75%	14.00%	0.00%	2.33%	4.67%	7.00%	9.33%	11.67%	14.00%
1.00%	14.00%	0.00%	2.33%	4.67%	7.00%	9.33%	11.67%	14.00%
1.25%	14.00%	0.00%	2.33%	4.67%	7.00%	9.33%	11.67%	14.00%
1.50%	14.00%	0.00%	2.33%	4.67%	7.00%	9.33%	11.67%	14.00%
1.75%	14.00%	0.00%	2.33%	4.67%	7.00%	9.33%	11.67%	14.00%
2.00%	14.00%	0.00%	2.33%	4.67%	7.00%	9.33%	11.67%	14.00%
2.25%	14.00%	0.00%	2.33%	4.67%	7.00%	9.33%	11.67%	14.00%
2.50%	14.00%	0.00%	2.33%	4.67%	7.00%	9.33%	11.67%	14.00%
2.75%	14.00%	0.00%	2.33%	4.67%	7.00%	9.33%	11.67%	14.00%

_______________________________

* Hypothetical CMS spread = (CMS30 – CMS2), where CMS30 and CMS2 are determined on the second U.S. government securities business day prior to the beginning of the applicable accrual period

** Hypothetical relevant contingent rate per annum for the accrual period = 20.00 × CMS spread, subject to a minimum relevant contingent rate of 0.00% per annum and a maximum relevant contingent rate of 14.00% per annum

*** The hypothetical variable coupon rate per annum is equal to (i) the hypothetical relevant contingent rate per annum multiplied by (ii) (a) the hypothetical number of accrual days in the related accrual period divided by (b) 30. The hypothetical variable monthly coupon payment per note would then be equal to (i) $1,000 multiplied by the hypothetical variable coupon rate per annum divided by (ii) 12.

**** An accrual day is an elapsed day on which the accrual condition is satisfied (i.e., on which the closing level of each underlying index is greater than or equal to its accrual barrier level).

June 2018	PS-4

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

How to calculate the payment at maturity:

The following hypothetical examples illustrate how to calculate the payment at maturity. The following examples are for illustrative purposes only. The amount you will receive at maturity, if any, will be determined by reference to the final index level of each underlying index on the final valuation date. All payments on the securities, if any, are subject to our and Citigroup Inc.’s credit risk. The below examples are based on the following terms:

Payment at maturity:

•   If the final index level of the worst performing underlying index is greater than or equal to its final barrier level: $1,000

•   If the final index level of the worst performing underlying index is less than its final barrier level: $1,000 × the index performance factor of the worst performing underlying index

If the final index level of the worst performing underlying index is less than its final barrier level, your payment at maturity will be less, and possibly significantly less, than $500.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment.

Stated principal amount:	$1,000 per security
Initial index level:	With respect to the S&P 500® Index: 2,748.80 With respect to the Russell 2000® Index: 1,664.625 With respect to the EURO STOXX 50® Index: 3,456.79
Final barrier level:

With respect to the S&P 500® Index: 1,374.400, which is 50.00% of applicable initial index level

With respect to the Russell 2000® Index: 832.313, which is 50.00% of the applicable initial index level

With respect to the EURO STOXX 50® Index: 1,728.395, which is 50.00% of the applicable initial index level

	Hypothetical Final Index Level			Payment at Maturity
	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
Example 1:	1,900.00 (at or above the final barrier level)	1,200.000 (at or above the final barrier level)	1,800.00 (at or above the final barrier level)*	The stated principal amount (excluding the final coupon payment, if any)
Example 2:	2,000.00 (at or above the final barrier level)	624.234 (below the final barrier level)*	3,000.00 (at or above the final barrier level)	($1,000 x index performance factor of the worst performing underlying index) = $1,000 x (624.234 / 1,664.625) = $375
Example 3:	1,099.52 (below the final barrier level)*	1,300.000 (at or above the final barrier level)	2,900.00 (at or above the final barrier level)	($1,000 x index performance factor of the worst performing underlying index) = $1,000 x (1,099.52 / 2,748.80) = $400
Example 4:	824.64 (below the final barrier level)*	665.850 (below the final barrier level)	1,209.88 (below the final barrier level)	($1,000 x index performance factor of the worst performing underlying index) = $1,000 x (824.64 / 2,748.80) = $300
Example 5:	1,099.52 (below the final barrier level)	499.388 (below the final barrier level)*	1,555.56 (below the final barrier level)	($1,000 x index performance factor of the worst performing underlying index) = $1,000 x (499.388 / 1,664.625) = $300

*Denotes worst performing underlying index.

In example 1, the hypothetical final index level of each of the underlying indices are at or above their respective hypothetical final barrier levels. Therefore, investors would be repaid the stated principal amount per security. Even though each of the underlying indices have

June 2018	PS-5

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

appreciated from their respective hypothetical initial index levels, investors would not participate in the appreciation of any underlying index.

In examples 2 and 3, the hypothetical final index levels of two underlying indices are at or above their respective hypothetical final barrier levels but the hypothetical final index level of the remaining underlying index is below its hypothetical final barrier level. Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and will receive at maturity an amount equal to (i) the stated principal amount times the index performance factor of the worst performing underlying index.

Similarly, in examples 4 and 5, the hypothetical final index level of each underlying index is below its hypothetical final barrier level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In example 4, the S&P 500® Index has declined 70% from its hypothetical initial index level to its hypothetical final index level, the Russell 2000® Index has declined 60% from its hypothetical initial index level to its hypothetical final index level and the EURO STOXX 50® Index has declined 65% from its hypothetical initial index level to its hypothetical final index level. Therefore, the payment at maturity equals (i) the stated principal amount times the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example. In example 5, the S&P 500® Index has declined 60% from its hypothetical initial index level, the Russell 2000® Index has declined 70% from its hypothetical initial index level to its hypothetical final index level and the EURO STOXX 50® Index has declined 55% from its hypothetical initial index level to its hypothetical final index level. Therefore, the payment at maturity equals (i) the stated principal amount times the index performance factor of the Russell 2000® Index, which is the worst performing underlying index in this example.

If the final index level of ANY underlying index is below its final barrier level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $500.00 per security and could be zero.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the CMS spread and each of the underlying indices. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page IE-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the worst performing underlying index. If we do not redeem the securities, you may receive significantly less than the stated principal amount of the securities at maturity, but in no circumstance will you receive more than the stated principal amount of the securities (excluding the final coupon payment, if any). If the final index level of the worst performing underlying index is less than its final barrier level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final index level of the worst performing underlying index is less than its initial index level. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	The barrier feature of the securities exposes you to particular risks. If the final index level of the worst performing underlying index is less than its final barrier level, you will not be repaid the stated principal amount of your securities at maturity and instead will lose 1% of the stated principal amount of the securities for every 1% by which the final index level of the worst performing underlying index is less than its initial index level. Therefore, the securities offer no protection at all if the worst performing underlying index depreciates by more than 50.00% from its initial index level to its final index level. As a result, you may lose your entire investment in the securities.

▪	The securities offer a variable coupon rate after the first year following issuance, and you may not receive any coupon payment on one or more coupon payment dates. Any variable coupon payment you receive will be paid at a per annum rate equal to the relevant contingent rate for the applicable coupon payment date only if the accrual condition is satisfied on each elapsed day during the related accrual period. The accrual condition will be satisfied on any elapsed day only if the closing level of each underlying index on that elapsed day is greater than or equal to its respective accrual barrier level. If, on any elapsed day during an accrual period, the accrual condition is not satisfied, the applicable variable coupon payment will be paid at a rate that is less, and possibly significantly less, than the relevant contingent rate. If, on each elapsed day during an accrual period, the accrual condition is not satisfied, no variable coupon payment will be made on the related coupon payment date. Accordingly, there can be no assurance that you will receive a variable coupon payment on any coupon payment date or that any variable coupon payment you do receive will be calculated at the full relevant contingent rate. Furthermore, because the relevant contingent rate is itself a floating

June 2018	PS-6

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

rate determined by reference to the CMS spread, the securities are subject to an additional contingency associated with the CMS spread. The relevant contingent rate will vary based on fluctuations in the CMS spread. If the CMS spread narrows, the relevant contingent rate will be reduced. The relevant contingent rate may be as low as zero for any coupon payment date. If the relevant contingent rate is zero for any coupon payment date, you will not receive any variable coupon payment on that coupon payment date even if the accrual condition is satisfied on each elapsed day in the related accrual period. Thus, the securities are not a suitable investment for investors who require regular fixed income payments.

▪	The relevant contingent rate may decline, possibly to 0.00%, if short-term interest rates rise. Although there is no single factor that determines CMS spreads, CMS spreads have historically tended to fall when short-term interest rates rise. Short-term interest rates have historically been highly sensitive to the monetary policy of the Federal Reserve Board. Accordingly, one significant risk assumed by investors in the securities is that the Federal Reserve Board may pursue a policy of raising short-term interest rates, which, if historical patterns hold, would lead to a decrease in the CMS spread. In that event, the relevant contingent rate would be reduced, and may be 0.00%, and the floating rate payable on the securities would also decline significantly, possibly to 0.00%. It is important to understand, however, that short-term interest rates are affected by many factors and may increase even in the absence of a Federal Reserve Board policy to increase short-term interest rates. Furthermore, it is important to understand that the CMS spread may decrease even in the absence of an increase in short-term interest rates because it, too, is influenced by many complex factors.

▪	The relevant contingent rate on the securities may be lower than other market interest rates. The relevant contingent rate on the securities will not necessarily move in line with general U.S. market interest rates or even CMS rates and, in fact, may move inversely with general U.S. market interest rates. For example, if there is a general increase in CMS rates but shorter-term rates rise more than longer-term rates, the CMS spread will decrease, as will the relevant contingent rate. Accordingly, the securities are not appropriate for investors who seek floating interest payments based on general market interest rates.

▪	The relevant contingent rate on the securities is subject to a cap. As a result, the securities may pay interest at a lower rate than an alternative instrument that is not so capped.

▪	The higher potential yield offered by the securities is associated with greater risk than conventional debt securities. The securities offer coupon payments with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity. You should understand that, in exchange for this potentially higher yield, you will be exposed to significantly greater risks than investors in our conventional debt securities (guaranteed by Citigroup Inc.). These risks include the risk that the variable coupon payments you receive, if any, will result in a yield on the securities that is lower, and perhaps significantly lower, than the yield on our conventional debt securities of the same maturity that are guaranteed by Citigroup Inc., and the risk that you will incur a significant loss on the securities at maturity. The volatility of the CMS spread and each of the underlying indices, and the correlation among the underlying indices and between the CMS spread and each underlying index, are important factors affecting this risk. Greater expected volatility and/or lower expected correlation as of the pricing date may contribute to the higher yield potential, but would also represent a greater expected likelihood as of the pricing date that, after the first year, you will receive low or no coupon payments on the securities and that you would incur a significant loss on the securities at maturity.

▪	The securities are subject to risks associated with the CMS spread and each of the underlying indices and may be negatively affected by adverse movements in any one of the CMS spread or any of the underlying indices, regardless of the performance of the others. The amount of any variable coupon payments you receive will depend on the performance of the CMS spread and each of the underlying indices. If the CMS spread is low, causing the relevant contingent rate to be low or zero, the securities will pay a low or no coupon even if the closing levels of the underlying indices are consistently greater than their respective accrual barrier levels. Conversely, even if the CMS spread is high, causing the relevant contingent rate to be high, the securities will pay no coupon if the closing level of any of the underlying indices is consistently less than its accrual barrier level. Moreover, if the closing level of any of the underlying indices is less than its accrual barrier level, the accrual condition will not be satisfied, and no interest will accrue on the securities, even if the closing levels of the other underlying indices are significantly greater than their respective accrual barrier levels. Accordingly, you will be subject to risks associated with the CMS spread and each of the underlying indices, and your return on the securities will depend significantly on the relationship between such risks over the term of the securities. If any one performs sufficiently poorly, you may receive low or no variable coupon payments for an extended period of time, or even throughout the entire period following the first year of the term of the securities, even if the others perform favorably. Furthermore, if the final index level of one underlying index is less than its final barrier level, you will incur a significant loss at maturity, even if the final index levels of the other underlying indices are greater than their respective final barrier levels.

▪	The accrual condition and the payment at maturity depend on the performance of the worst performing underlying index, and you are therefore exposed to greater risks of receiving no variable coupon payments after the first year, and to a greater risk of loss at maturity, than if the securities were linked to just one underlying index. The risk that you will receive no variable coupon payment on one or more coupon payment dates after the first year, and the risk that you will incur a significant loss at maturity, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that one of the underlying indices will close below its accrual barrier level on any day during an accrual period, or less than its final barrier level on the final valuation date, than if the securities were linked to only one underlying index.

June 2018	PS-7

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

▪	The securities may be called for mandatory redemption at our option after the second year of their term, which limits your ability to receive variable coupon payments if the CMS spread and the underlying indices perform favorably. In determining whether to redeem the securities, we will consider various factors, including then current market interest rates and our expectations about payments we will be required to make on the securities in the future. If we call the securities for mandatory redemption, we will do so at a time that is advantageous to us and without regard to your interests. We are more likely to redeem the securities at a time when the CMS spread and underlying indices are performing favorably from your perspective and when we expect them to continue to do so. Therefore, although the securities offer variable coupon payments after the first year following issuance of the securities with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity, if after the second year of the securities’ term the securities are paying that higher yield and we expect them to continue to do so, it is more likely that we would redeem the securities. Accordingly, the redemption feature of the securities is likely to limit the benefits you receive from the variable coupon payments. If we exercise our redemption right prior to maturity, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk. Alternatively, if the CMS spread and/or any of the underlying indices are performing unfavorably from your perspective or when we expect it to do so in the future, we are less likely to call the securities, so that you may continue to hold securities paying below-market or no interest for an extended period of time.

▪	The closing levels of the underlying indices will not be observed on certain days and will be assumed to be the same as on earlier days, which will cause certain days to have a greater weight in determining the variable coupon rate. With respect to an elapsed day on which the closing level of any of the underlying indices is not available, the closing level of that underlying index for that day will be deemed to be the closing level of that underlying index for the immediately preceding elapsed day on which the closing level of that underlying index is available. In addition, for all elapsed days from and including the fourth-to-last day that is a scheduled trading day for each underlying index in an accrual period to and including the last elapsed day of that accrual period, the closing levels of the underlying indices will not be observed and will be assumed to be the same as on the elapsed day immediately preceding such unobserved days. The relative weighting of the applicable preceding elapsed day will be magnified for purposes of determining whether such elapsed day qualifies as an accrual day. Under these circumstances, if the applicable preceding elapsed day is not an accrual day, each successive day on which the closing level of that underlying index is not observed will also not qualify as an accrual day. As a result, to the extent that such preceding elapsed day is not an accrual day, such preceding elapsed day will have a greater weight in determining the number of accrual days during an accrual period. This could adversely affect the amount of any variable coupon payment.

▪	The return on the securities will be limited. The return on the securities will be limited to the sum of your coupon payments, even if the closing level of any of the underlying indices greatly exceeds its initial index level at one or more times during the term of the securities. The maximum possible return on the securities after the first year is 14.00% per annum, which would be achieved only if (i) the relevant contingent rate is 14.00% per annum for each accrual period, (ii) the closing level of each underlying index is greater than or equal to its accrual barrier level on each elapsed day during the term of the securities, after the first year, and (iii) the final index level of the worst performing underlying index is greater than its final barrier level. Although you will bear the downside risk relating to the worst performing underlying index if the worst performing underlying index depreciates by more than 50.00% from its initial index level to its final index level, you will not receive the dividend yield on, or share in any appreciation of, any of the underlying indices over the term of the securities.

▪	You may not be adequately compensated for assuming the downside risks of the underlying indices. The fixed monthly coupon payments during the first year following issuance of the securities and the variable monthly coupon payments you receive on the securities, if any, after the first year are the compensation you receive for assuming the downside risks of the underlying indices, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon payments after the first year are variable and you may not receive any variable coupon payment after the first year. Second, the fixed monthly coupon payments during the first year following issuance of the securities and the variable monthly coupon payments, if any, after the first year are the compensation you receive not only for assuming the downside risk of the underlying indices, but also for all of the other risks of the securities, including interest rate risk and our and Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the underlying indices.

▪	Your payment at maturity depends on the closing level of the worst performing underlying index on a single day. Because your payment at maturity depends on the closing level of the worst performing underlying index solely on the final valuation date, you are subject to the risk that the closing level of the worst performing underlying index on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the worst performing underlying index that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of closing levels of the worst performing underlying index, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities.

June 2018	PS-8

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The securities may be riskier than securities with a shorter term. The securities have a 20-year term, subject to our right to call the securities for mandatory redemption after the second year of the term of the securities. By purchasing securities with a longer term, you are more exposed to fluctuations in market interest rates and equity markets than if you purchased securities with a shorter term. Specifically, after the first year following issuance of the securities, you will be negatively affected if the CMS spread decreases or if the closing levels of the underlying indices fall below their respective accrual barrier levels. If either (i) the CMS spread decreases to a value that is less than 0.00% per annum or (ii) the closing level of any of the underlying indices is less than its respective accrual barrier level on each day during an entire accrual period, you will be holding a long-dated security that does not pay any coupon.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the underlying indices and the CMS spread, the correlation among the underlying indices and the CMS spread, dividend yields on the stocks that constitute the underlying indices and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the

June 2018	PS-9

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying indices and the CMS spread and a number of other factors, including the dividend yields on the stocks that constitute the underlying indices, expectations of future values of CMS30 and CMS2, interest rates generally, the volatility of the exchange rate between the U.S. dollar and the euro, the correlation between that exchange rate and the level of the EURO STOXX 50® Index, the positive or negative correlation among the CMS spread and the underlying indices, the time remaining to maturity of the securities and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the levels of the CMS spread and/or the underlying indices may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The securities are linked to the Russell 2000® Index and will be subject to risks associated with small capitalization stocks. The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	The EURO STOXX 50® Index is subject to risks associated with non-U.S. markets. Investments in securities linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪	The performance of the EURO STOXX 50® Index will not be adjusted for changes in the exchange rate between the euro and the U.S. dollar. The EURO STOXX 50® Index is composed of stocks traded in euro, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the EURO STOXX 50® Index and the value of your securities will not be adjusted for exchange rate fluctuations. If the euro appreciates relative to the U.S. dollar over the term of the securities, the performance of the EURO STOXX 50® Index as measured for purposes of the securities will be less than it would have been if it offered exposure to that appreciation in addition to the change in the euro price of its constituent stocks.

▪	The relevant contingent rate is subject to risks affecting the CMS spread. The relevant contingent rate will vary based on fluctuations in CMS30, CMS2 and the CMS spread. Accordingly, you may not receive any coupon payment on one or more coupon payment dates. CMS rates, such as CMS30 and CMS2, are influenced by many factors, including:

•	the monetary policies of the Federal Reserve Board;

•	current market expectations about future interest rates over the period of time covered by CMS30 and CMS2;

•	current market expectations about inflation over the period of time relevant to the applicable CMS30 and CMS2;

•	the volatility of the foreign exchange markets;

•	the availability of relevant hedging instruments;

•	the perceived general creditworthiness of the banks that participate in the interest rate swap market and the London interbank loan market; and

•	general credit and economic conditions in global markets, and particularly in the United States.

The CMS spread will be influenced by a number of complex economic factors, including those that affect CMS rates generally. However, the variable coupon rate on the securities will depend not on how the relevant economic factors affect any one CMS rate

June 2018	PS-10

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

or even CMS rates generally, but rather on how those factors affect CMS30 and CMS2 differently. For example, if the relevant economic factors lead to a general increase in CMS rates but shorter-term rates (reflected in CMS2) rise more than long-term rates (reflected in CMS30), the CMS spread will decrease.

Because CMS30 and CMS2 are market rates and are influenced by many factors, it is impossible to predict the future value of CMS30 or CMS2 or the spread between CMS30 and CMS2. It is possible that you will receive below-market or no coupon payments for an extended period or even throughout the entire term of the securities following the first year. You should carefully consider whether an investment that may not provide for any return on your investment after the first year following issuance, or may provide a return that is lower than the return on alternative investments, is appropriate for you.

▪	The manner in which CMS rates are calculated may change in the future. The method by which CMS30 and CMS2 are calculated may change in the future, as a result of governmental actions, actions by the publisher of CMS30 and CMS2 or otherwise. We cannot predict whether the method by which CMS30 or CMS2 is calculated will change or what the impact of any such change might be. Any such change could affect the level of the CMS spread in a way that has a significant adverse effect on the securities.

▪	Our offering of the securities is not a recommendation of the CMS spread or the underlying indices. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the CMS spread and the underlying indices is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the underlying indices or in instruments related to the CMS spread or the underlying indices or such stocks, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the CMS spread and the underlying indices. These and other activities of our affiliates may affect the CMS spread or the level of the underlying indices in a way that has a negative impact on your interests as a holder of the securities.

▪	Investing in the securities is not equivalent to investing in any of the underlying indices or the stocks that constitute any of the underlying indices. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any of the underlying indices. You will not participate in any appreciation of any of the underlying indices over the term of the securities.

▪	Adjustments to any of the underlying indices may affect the value of your securities. The publishers of the underlying indices may add, delete or substitute the stocks that constitute their respective underlying index or make other methodological changes that could affect the level of their respective underlying index. Such publishers may discontinue or suspend calculation or publication of their respective underlying index at any time without regard to your interests as a holder of the securities.

▪	Uncertainty about the future of LIBOR may affect CMS2 and CMS30 in a way that adversely affects the return on and the value of the securities. A CMS rate is a market rate for the fixed leg of a fixed-for-floating interest rate swap, where the floating leg is based on 3-month U.S. dollar LIBOR. As a result, CMS2 and CMS30 are significantly influenced by 3-month U.S. dollar LIBOR and expectations about future levels of 3-month U.S. dollar LIBOR. On July 27, 2017, the Chief Executive of the U.K. Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that the FCA intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR to the LIBOR administrator. The announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. It is impossible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR, whether LIBOR rates will cease to be published or supported before or after 2021 or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere. It is also impossible to predict the impact of any LIBOR-related developments on the method of calculation or the values of CMS2 and CMS30. At this time, no consensus exists as to what rate or rates may become accepted alternatives to LIBOR, including for purposes of the interest rate swaps underlying CMS2 and CMS30, and it is impossible to predict the effect of any such alternatives on the value of securities, such as the securities, that are linked to CMS rates. Any changes to 3-month U.S. dollar LIBOR or the calculation of CMS2 and CMS30, and any uncertainty at what these changes may be, may affect CMS2 and CMS 30 in a way that adversely affects your return on and value of the securities.

▪	The CMS spread and the levels of the underlying indices may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the interest rate swaps that are used to determine CMS30 and CMS2 and/or in stocks that constitute the underlying indices and other financial instruments related to such interest rate swaps, the underlying indices or such stocks and may adjust such positions during the term of the securities. Our affiliates also trade the interest rate swaps that are used to determine CMS30 and CMS2 and the stocks that constitute the underlying indices and other financial instruments related to such interest rate swaps, the underlying indices or such stocks on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the CMS spread and/or the levels of the underlying indices in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute the underlying indices, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

June 2018	PS-11

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, Citibank, N.A., as calculation agent, will be required to make certain discretionary judgments that could significantly affect one or more payments owed to you under the securities. Such judgments could include, among other things, determining the level of CMS30 or CMS2 if it is not otherwise available on an interest determination date, selecting a successor rate if either CMS30 or CMS2 is discontinued and, if no successor rate is selected, calculating CMS30 or CMS2 in good faith and using its reasonable judgment. Any of these determinations made by Citibank, N.A. in its capacity as calculation agent may adversely affect any floating interest payment owed to you under the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. Moreover, as described in the accompanying product supplement under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss recognized by U.S. investors, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued in 2018 that do not have a “delta” of one, the securities should not be subject to withholding under Section 871(m). However, the IRS could challenge this conclusion.

We will not be required to pay any additional amounts with respect to amounts withheld.

June 2018	PS-12

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Information About the CMS spread

The variable coupon payments on the securities are based in part on the CMS spread, which means the difference, or spread, between two constant maturity swap (“CMS”) rates of different maturities—CMS30 and CMS2. A CMS rate of a given maturity is, at any time, a market rate for the fixed leg of a conventional fixed-for-floating U.S. dollar interest rate swap entered into at that time with that maturity. The relationship between CMS rates of different maturities may be depicted by a curve on a graph that plots maturities on the x-axis and the applicable CMS rate on the y-axis. The relevant contingent rate will depend on changes in the steepness of this CMS rate curve. If the CMS rate curve steepens, such that the difference between CMS30 and CMS2 becomes greater, the relevant contingent rate will generally increase, subject to the maximum relevant contingent rate. Conversely, if the CMS rate curve flattens or becomes inverted, such that the difference between CMS30 and CMS2 becomes smaller or negative, the relevant contingent rate will generally decrease, possibly to zero.

Many complex economic factors may influence CMS rates and the spread between CMS rates of different maturities. Accordingly, it is not possible to predict the future performance of any CMS rate or the spread between CMS rates of different maturities. You should not purchase the securities unless you understand and are willing to accept the significant risks associated with exposure to future changes in the CMS spread.

Determination of CMS30 and CMS2

A specified CMS rate on any date of determination is the rate for U.S. dollar interest rate swaps with the applicable designated maturity appearing on Reuters page “ICESWAP1” (or any successor page as determined by the calculation agent) as of 11:00 a.m. (New York City time) on that date of determination. The “designated maturity” of a specified CMS rate is the time period specified with respect to that specified CMS rate. The “designated maturity” of CMS30 and CMS2 is 30 years and 2 years, respectively. If a rate for CMS30 or CMS2 is not published on Reuters page “ICESWAP1” (or any successor page as determined by the calculation agent) on any U.S. government securities business day on which the rate for CMS30 and CMS2 is required, then the calculation agent will determine the applicable rate on the basis of the mid-market semi-annual swap rate quotations to the calculation agent provided by five leading swap dealers in the New York City interbank market (the “reference banks”) at approximately 11:00 a.m., New York City time, on such day, and, for this purpose, the mid-market semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a 30-year or 2-year maturity, as applicable, commencing on such day and in a representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to U.S. Dollar LIBOR with a designated maturity of three months.  The calculation agent will request the principal New York City office of each of the reference banks to provide a quotation of its rate.  If at least three quotations are provided, the rate for that day will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).  If fewer than three quotations are provided as requested, the applicable rate will be determined by the calculation agent in good faith and using its reasonable judgment.

A “U.S. government securities business day” means any day that is not a Saturday, a Sunday or a day on which The Securities Industry and Financial Markets Association’s U.S. holiday schedule recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Historical Information

The CMS spread at 11:00 a.m. (New York time) on June 5, 2018 was 0.233%. The graph below shows the daily values of the CMS spread for each day such value was available from January 2, 2008 to June 5, 2018. We obtained the values below from Bloomberg L.P., without independent verification. You should not take the historical values of the CMS spread as an indication of the future values of the CMS spread during the term of the securities.

June 2018	PS-13

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Historical CMS spread — Rate (%) January 2, 2008 to June 5, 2018

June 2018	PS-14

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Information About the S&P 500® Index

The S&P 500® Index consists of the common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

“Standard & Poor’s,” “S&P” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Inc. and its affiliates. As of July 31, 2017, the securities of companies with multiple share class structures are no longer eligible to be added to the S&P 500® Index, but securities already included in the S&P 500® Index have been grandfathered and are not affected by this change. For more information, see “Equity Index Descriptions—The S&P U.S. Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The S&P U.S. Indices—The S&P 500® Index” in the accompanying underlying supplement for important disclosures regarding the S&P 500® Index.

Historical Information

The closing level of the S&P 500® Index on June 5, 2018 was 2,748.80.

The graph below shows the closing level of the S&P 500® Index for each day such level was available from January 2, 2008 to June 5, 2018. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical closing levels of the S&P 500® Index as an indication of future performance.

S&P 500® Index — Historical Closing Levels January 2, 2008 to June 5, 2018

June 2018	PS-15

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Information About the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by FTSE Russell, a subsidiary of the London Stock Exchange. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

“Russell 2000® Index” is a trademark of Russell Investment Group and has been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The Russell Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The Russell Indices—The Russell 2000® Index” in the accompanying underlying supplement for important disclosures regarding the Russell 2000® Index.

Historical Information

The closing level of the Russell 2000® Index on June 5, 2018 was 1,664.625.

The graph below shows the closing level of the Russell 2000® Index for each day such level was available from January 2, 2008 to June 5, 2018. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical closing levels of the Russell 2000® Index as an indication of future performance.

Russell 2000® Index — Historical Closing Levels January 2, 2008 to June 5, 2018

June 2018	PS-16

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Information About the EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

STOXX Limited (“STOXX”) and its licensors and CGMI have entered into a non-exclusive license agreement providing for the license to CGMI and its affiliates, in exchange for a fee, of the right to use the EURO STOXX 50® Index, which is owned and published by STOXX, in connection with certain financial instruments, including the securities. For more information, see “Equity Index Descriptions—The EURO STOXX 50® Index—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The EURO STOXX 50® Index” in the accompanying underlying supplement for important disclosures regarding the EURO STOXX 50® Index.

Historical Information

The closing level of the EURO STOXX 50® Index on June 5, 2018 was 3,456.79.

The graph below shows the closing level of the EURO STOXX 50® Index for each day such level was available from January 2, 2008 to June 5, 2018. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the EURO STOXX 50® Index as an indication of future performance.

EURO STOXX 50® Index – Historical Closing Levels January 2, 2008 to June 5, 2018

June 2018	PS-17

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In addition, the U.S. Treasury Department and the IRS have released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts.” While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential consequences of the IRS notice.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Moreover, as discussed under “United States Federal Tax Considerations – Tax Consequences to Non-U.S. Holders – Possible Withholding Under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued in 2018 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. Underlying Equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

June 2018	PS-18

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $29.00 for each $1,000 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $24.80 for each $1,000 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $4.20 for each security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are redeemed prior to maturity.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the issue date for the notes is more than two business days after the pricing date, investors who wish to sell the notes at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the CMS spread or the closing levels of the underlying indices and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately six months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the six-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

June 2018	PS-19

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated April 7, 2017, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on April 7, 2017, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

June 2018	PS-20

Citigroup Global Markets Holdings Inc.

5,000 Callable Fixed to Floating Rate Securities Due June 8, 2038

Leveraged CMS Spread Range Accrual Securities Contingent on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Contact

Clients of Morgan Stanley Wealth Management may contact their local Morgan Stanley branch office or the Morgan Stanley principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 762-9666). All other clients may contact their local brokerage representative.

© 2018 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

June 2018	PS-21